UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2022
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WASHINGTON FEDERAL INC
(Exact name of registrant as specified in its charter)
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Washington	001-34654		91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Item 1.01	Entry into a Material Definitive Agreement

On November 13, 2022, Washington Federal, Inc., a Washington corporation (“WAFD”), and Luther Burbank Corporation, a California corporation (“Luther Burbank”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which Luther Burbank will be merged with and into WAFD (the “Corporate Merger”), with WAFD as the surviving institution, subject to the terms and conditions set forth therein, promptly followed by the merger of Luther Burbank’s wholly-owned bank subsidiary, Luther Burbank Savings, with and into Washington Federal Bank, dba WaFd Bank, the wholly-owned bank subsidiary of WAFD (“WAFD Bank”), with WAFD Bank as the surviving institution (the “Bank Merger”). The Corporate Merger and the Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.” A copy of Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K. A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to Luther Burbank shareholders upon completion of the Proposed Transaction will consist of whole shares of WAFD common stock, par value $1.00 per share (“WAFD Common Stock”), and cash in lieu of fractional shares of WAFD Common Stock. Upon consummation of the Corporate Merger, each share of Luther Burbank common stock, no par value per share (“LBC Common Stock”), issued and outstanding immediately prior to the effective time (including any shares that were issued as restricted stock and for which the vesting conditions have been satisfied) of the Corporate Merger will be converted into, and canceled in exchange for, the right to receive 0.3353 shares of WAFD Common Stock (the “Exchange Ratio”).

Luther Burbank Restricted Stock and Luther Burbank Restricted Stock Units

Each outstanding award of Luther Burbank restricted stock (“LBC Restricted Stock”) and Luther Burbank restricted stock units (“LBC Restricted Stock Units”) issued pursuant to the Luther Burbank Corporation Omnibus Equity and Incentive Compensation Plan (other than the LBC Restricted Stock and LBC Restricted Stock Units held by employees of Luther Burbank and its subsidiaries who continue to remain employed by WAFD or its subsidiaries following completion of the Proposed Transaction (the “Continuing Employees”)) will automatically vest in full, effective as of the effective time of the Proposed Transaction. The shares of LBC Restricted Stock and LBC Restricted Stock Units will be converted into, and will be cancelled in exchange for, the right to receive (i) a number of shares of WAFD Common Stock equal to the number of such shares of LBC Restricted Stock and LBC Restricted Stock Units multiplied by the Exchange Ratio, provided that any fractional shares of WAFD Common Stock will receive cash in lieu of fractional shares of WAFD Common Stock, plus (ii) the amount in cash equal to the sum of any accrued dividends or dividend equivalents that are payable in cash, pursuant to the terms of the LBC Restricted Stock or LBC Restricted Stock Units.

Each share of LBC Restricted Stock and each LBC Restricted Stock Unit held by a Continuing Employee, to the extent expressly assumed by WAFD, will automatically cease to represent a share of LBC Restricted Stock or LBC Restricted Stock Units and will be substituted with a share of WAFD restricted stock or a WAFD restricted stock unit. The number of shares of WAFD Common Stock subject to each such share of LBC Restricted Stock or each LBC Restricted Stock Unit shall be equal to the product (rounded to the nearest whole number) of the number of shares of LBC Common Stock subject to LBC Restricted Stock or LBC Restricted Stock Units immediately prior to the effective time of the Proposed Transaction multiplied by the Exchange Ratio.

Each share of LBC Restricted Stock and each LBC Restricted Stock Unit held by a Continuing Employee, to the extent not expressly assumed by WAFD, will automatically vest in full, effective as of the effective time of the Proposed Transaction, and such shares of LBC Restricted Stock and such LBC Restricted Stock Units will be converted into, and will be cancelled in exchange for, the right to receive (i) a number of shares of WAFD Common Stock equal to the number of shares of LBC Restricted Stock or LBC Restricted Stock Units multiplied by the Exchange Ratio, provided that any fractional shares of WAFD Common Stock will receive cash in lieu of fractional shares of WAFD Common Stock, plus (ii) the amount in cash equal to the sum of any accrued dividends or dividend equivalents that are payable in cash pursuant to the terms of the LBC Restricted Stock or LBC Restricted Stock Units.

Key Shareholder Agreement

As an inducement for WAFD to enter into the Merger Agreement, each director and certain executive officers of Luther Burbank who own shares of LBC Common Stock, reflecting an aggregate of approximately 23.16% of the outstanding LBC Common Stock as of the date of the Merger Agreement, entered into a key shareholder agreement with WAFD and Luther Burbank (collectively, the “Key Shareholder Agreements”) pursuant to which he or she agreed, among other things, to vote all shares of LBC Common Stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement and any other matters required to be approved for the consummation of the Proposed Transaction at any meeting of the shareholders of Luther Burbank, subject to certain conditions set forth therein. These shareholders also agreed to certain restrictions on their ability to transfer their shares of LBC Common Stock until at least a majority of all issued and outstanding shares of LBC Common Stock have been irrevocably voted in favor of the Proposed Transaction, the Merger Agreement and the transactions contemplated thereby. In addition, the Key Shareholder Agreement entered into by Victor S. Trione, the Chairman of the Board of Directors of Luther Burbank, provides that Mr. Trione will not sell, transfer, pledge, hypothecate or otherwise dispose of more than one-third of his shares of LBC Common Stock during each 12-month period following the effective time of the Proposed Transaction until the expiration of 36 months from the effective time of the Proposed Transaction.

The Key Shareholder Agreements will terminate upon the earliest to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, (ii) the effective time of the Proposed Transaction, (iii) the date, if any, of any material change to the Merger Agreement, and (iv) the date the shares of LBC Common Stock have been irrevocably voted in favor of the Proposed Transaction, the Merger Agreement and the transactions contemplated thereby at any meeting of the shareholders of Luther Burbank; provided that the restrictions on the sale, pledge, hypothecation or disposition of Mr. Trione’s holdings of LBC Common Stock shall not terminate until the expiration of 36 months from the effective time of the Proposed Transaction.

Assumption of Luther Burbank Debt Obligations

In connection with the closing of the Proposed Transaction, WAFD will assume the obligations under Luther Burbank’s 6.50% senior unsecured term notes (the “Senior Notes”) and Luther Burbank’s fixed/floating rate junior subordinated deferrable interest debentures (the “Subordinated Debentures” and, together with the Senior Notes, the “LBC Debt Obligations”). In connection with the assumption of the LBC Debt Obligations, WAFD and Luther Burbank will enter into supplemental indentures or other documents reasonably required to make such assumptions effective. As of September 30, 2022, an aggregate principal amount of $95,000,000 of the Senior Notes was outstanding and an aggregate principal amount of $61,857,000 of the Subordinated Debentures were outstanding.

Appointment of Directors

Pursuant to the Merger Agreement, WAFD has agreed that, effective as of the effective time of the Proposed Transaction, each of the WAFD Board of Directors and the WAFD Bank Board of Directors shall be comprised of 12 members, including two (2) new directors who shall be recommended by Luther Burbank and be agreeable to WAFD (WAFD’s consent shall not be unreasonably withheld, conditioned or delayed). Each such individual will serve until the next annual meeting of shareholders of WAFD at which the class of directors to which such individual shall be appointed is presented to shareholders for reelection. In the event such an individual is appointed to a class of WAFD directors that will be presented to WAFD’s shareholders for reelection at an annual meeting of shareholders of WAFD held within 24 months following the closing date of the Proposed Transaction, WAFD is required to include such individual on the list of nominees for director presented by the WAFD Board of Directors and for which the WAFD Board of Directors will solicit proxies at such annual meeting of shareholders of WAFD, to serve for the applicable term of such individual’s class of directors and until such individual’s successor shall be duly elected and qualified, provided that such nomination and solicitation would not violate the fiduciary duties of the members of the WAFD Board of Directors.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from Luther Burbank to WAFD, which are qualified by the confidential disclosures provided by Luther Burbank to WAFD, and customary representations and warranties from WAFD to Luther Burbank, which are qualified by the confidential disclosures provided by WAFD to Luther Burbank.

Business Pending the Proposed Transaction

Luther Burbank is required under the Merger Agreement to conduct its business in the ordinary and usual course, consistent with past practice, and to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and WAFD the goodwill of the customers of Luther Burbank and others with whom business relations exist.

Conditions to the Proposed Transaction

The consummation of the Proposed Transaction is subject to a number of conditions, which include: (i) the approval of the Merger Agreement by the requisite number of Luther Burbank’s shareholders and the approval of the issuance of shares of WAFD Common Stock by the requisite number of WAFD’s shareholders; (ii) the receipt of all necessary regulatory approvals for the Proposed Transaction, without the imposition of conditions or requirements that shall require WAFD or Luther Burbank to take any action or commit to take any action that would reasonably be likely to have a material adverse effect on WAFD after giving effect to the Proposed Transaction (measured on a scale relative to Luther Burbank and its subsidiaries, taken as a whole); (iii) the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Proposed Transaction or which prohibits or makes illegal the consummation of the Proposed Transaction; (iv) the effective registration of the shares of WAFD Common Stock to be issued to Luther Burbank’s shareholders with the Securities and Exchange Commission (the “SEC”) and the approval of such shares for listing on the Nasdaq Global Market; (v) all representations and warranties made by WAFD and

Luther Burbank in the Merger Agreement remaining true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a material adverse effect on the party making such representations and warranties; and (vi) the performance of WAFD’s and Luther Burbank’s respective obligations under the Merger Agreement in all material respects.

Termination Fee

Luther Burbank must pay WAFD a termination fee in the amount of $26.17 million if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.

Expenses of the Proposed Transaction

Each party will bear all expenses incurred by it in connection with the Merger Agreement and any other transactions contemplated thereby.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
In addition, such representations and warranties (i) will not survive consummation of the Proposed Transaction, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Luther Burbank, Luther Burbank Savings, WAFD, WAFD Bank, or their respective affiliates or their respective businesses.

Item 8.01	Other Events

On November 13, 2022, WAFD and Luther Burbank issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. For additional information about the Proposed Transaction, see Item 1.01 of this Current Report on Form 8-K.
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Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of WAFD and Luther Burbank. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on WAFD’s and Luther Burbank’s current expectations and assumptions regarding WAFD’s and Luther Burbank’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect WAFD’s or Luther Burbank’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement, the outcome of any legal proceedings that may be instituted against WAFD or Luther Burbank, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where WAFD and Luther Burbank do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of WAFD and Luther Burbank successfully. Except to the extent required by applicable law or regulation, each of WAFD and Luther Burbank disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding WAFD, Luther Burbank and factors which could affect the forward-looking statements contained herein can be found in WAFD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, its Quarterly Reports on Form 10-Q for the periods ended December 31, 2021, March 31, 2022 and June 30, 2022, and its other filings with the SEC, and in Luther Burbank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022, and its other filings with the SEC.

Important Information About the Proposed Transaction and Where to Find It

In connection with the Proposed Transaction, a registration statement on Form S-4 will be filed by WAFD with the Securities and Exchange Commission (“SEC”) that will include a joint proxy statement/prospectus filed with the SEC to be distributed to the shareholders of WAFD and Luther Burbank in connection with their votes on the Proposed Transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. The final joint proxy statement/prospectus will be mailed to shareholders of WAFD and Luther Burbank. Investors and security holders will be able to obtain the documents, and any other documents WAFD has filed with the SEC, free of charge at WAFD’s website at www.wafdbank.com under the “Investor Relations” section. Investors and security holders will be able to obtain the documents, and any other documents Luther Burbank has filed with the SEC, free of charge at the SEC’s website, www.sec.gov or by accessing Luther Burbank’s website at www.lutherburbanksavings.com under the “About Us/Investor Relations/Financials/SEC Filings” section. In addition, documents filed with the SEC by WAFD or by Luther Burbank will be available free of charge (1) by writing WAFD at 425 Pike Street, Seattle, Washington 98101, Attention: Investor Relations or by telephone at (206) 624-7930, or (2) by writing

Luther Burbank at 520 Third Street, 4th floor, Santa Rosa, CA 95401, Attention: Investor Relations or by telephone at (844) 446-8201.

Before making any voting or investment decision, shareholders of WAFD and Luther Burbank are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the Proposed Transaction, WAFD and Luther Burbank. Free copies of these documents may be obtained as described above.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of WAFD may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction from the shareholders of WAFD. Information about the directors and executive officers of WAFD is included in the proxy statement for its 2022 annual meeting of WAFD shareholders, which was filed with the SEC on December 6, 2021.

The directors, executive officers and certain other members of management and employees of Luther Burbank may also be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction from the shareholders of Luther Burbank. Information about Luther Burbank’s directors and executive officers is included in the proxy statement for its 2022 annual meeting of Luther Burbank’s shareholders, which was filed with the SEC on March 16, 2022.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the Proposed Transaction when it becomes available. Free copies of this document may be obtained as described above.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

2.1 Agreement and Plan of Reorganization by and between Washington Federal, Inc. and Luther Burbank Corporation dated as of November 13, 2022. *

99.1 Joint Press Release dated November 13, 2022.

99.2 Slide Presentation of WAFD dated November 13, 2022.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 13, 2022	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Executive Vice President and Chief Financial Officer